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                                                                    EXHIBIT 23-c

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Meritor Automotive, Inc. Savings Plan on Form S-8 (registration number 333-35403) and the Registration Statement of Meritor Automotive, Inc. Long Term Incentives Plan on Form S-8 (registration number 333-35407) of our reports dated November 12, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Meritor Automotive, Inc. for the year ended September 30, 1997.

DELOITTE & TOUCHE
Detroit, Michigan
December 17, 1997